SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Prospect Global Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	26-3024783
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1621 18th Street, Suite 260

Denver CO 80202

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: (if applicable) N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.   Description of Registrant’s Securities to be Registered.

Incorporated by reference to the disclosure set forth under “Description of Common Stock” in the registrant’s registration statement on Form S-3 (File No. 333-180492).

Item 2.   Exhibits.

Exhibit No.	Identification of Exhibits

3.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K/A filed on March 31, 2011).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Issuer’s Current Report on Form 8-K filed on July 20, 2011).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 28, 2012	Prospect Global Resources Inc.

	By	/s/ Wayne Rich
Wayne Rich
Chief Financial Officer